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EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K/A of Helix Technology Corporation of our report dated February 18, 1998 (except for the matter discussed in Note 10, as to which the date is May 7, 1998) on Granville-Phillips Company. It should be noted that we have not audited any financial statements of Granville-Phillips Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                          /s/Arthur Andersen LLP

Denver, Colorado
July 13, 1998